Exhibit 11(b)
                       Consent of KPMG Peat Marwick, LLP.




                        Independent Accountants' Consent


To the Shareholders and Directors of the 100% U.S. Treasury Securities Money Market Fund:

We consent to the use of our report dated January 20, 1995 with respect to the Hanover 100% U.S. Treasury Securities Fund incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.



                                             KPMG Peat Marwick LLP

New York, New York
December 28, 1995